Exhibit 10.4

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of May 30, 2014 (this “Amendment”), is by and between NEOGEN CORPORATION, a Michigan corporation (the “Borrower”), and JPMORGAN CHASE BANK, N.A., a national banking association (the “Bank”).

RECITALS

A. The Borrower and the Bank have entered into that certain Credit Agreement dated as of May 20, 2010, as amended by First Amendment to Credit Agreement dated as of September 24, 2010, Second Amendment to Credit Agreement dated as of September 2, 2011 but effective as of August 31, 2011 and Third Amendment to Credit Agreement dated as of August 31, 2012 (as amended, the “Credit Agreement”).

B. The Borrower and the Bank desire to amend the Credit Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE 1. AMENDMENT TO CREDIT AGREEMENT

Subject to Article 2 of this Amendment, the Credit Agreement hereby is amended as follows:

1.1 Section 1.2 of the Credit Agreement is amended and restated as follows:

1.2

Facility A (Line of Credit). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed, in the aggregate at any one time outstanding, the remainder of (a) $12,000,000.00 minus (b) the Letter of Credit Liabilities (as defined below) at such time (such credit facility herein referred to as “Facility A”). Credit under Facility A shall be repayable as set forth in a Line of Credit Note dated the date of the Fourth Amendment hereof or the date of any subsequent amendment hereof, as the case may be, and any renewals, modifications, extensions, rearrangements and restatements thereof and replacements or substitutions therefor. The Bank, or any affiliate of the Bank, may from time to time in its sole discretion, prior to the maturity date of the Note evidencing Facility A, as renewed, modified, extended or restated from time to time, and including any replacements or substitutions therefor (the “Facility A Note”), issue one or more letters of credit (each a “Letter of Credit”) for the account of the Borrower. Each Letter of Credit shall be issued based upon an Application and Agreement for Standby/Commercial Letter of Credit (each an “Application”), in form and substance as reasonably and customarily required by the Bank, which Application shall be executed by the Borrower. The Borrower agrees to pay the Bank all fees and expenses associated with each Application. Pursuant to the applicable Application, each funding under a Letter of Credit shall be reimbursed by the Borrower upon demand. Unless otherwise agreed by the Bank in its sole discretion, each Letter of Credit shall have an expiration date that does not exceed the scheduled maturity date of the Facility A Note. Notwithstanding anything to the contrary, the maximum aggregate amount of the unfunded commitments plus any unpaid reimbursements with respect to all Letters of Credit (collectively, the “Letter of Credit Liabilities”) shall not at any time exceed $2,000,000. Whenever a Default has occurred and is continuing, or upon the occurrence of the date that is five (5) Business Days (as defined in the Facility A Note) prior to the scheduled maturity date of the Facility A Note, immediately upon demand by the Bank the Borrower shall provide cash collateral to the Bank for the Letter of Credit Liabilities in the aggregate amount of the Letter of Credit Liabilities at such time. The Borrower will use the proceeds of the loans under Facility A and the Letters of Credit for its general corporate purposes.

1.2 Section 8.11 is amended and restated as follows:

8.11	Recovery of Additional Costs. If the imposition of or any change in any Legal Requirement, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on the Bank), reserve requirements, capital adequacy requirements, liquidity requirements, Federal Deposit Insurance Corporation (FDIC) deposit insurance premiums or assessments, or other obligations which would (A) increase the cost to the Bank for extending, maintaining or funding the Credit Facilities, (B) reduce the amounts payable to the Bank under the Credit Facilities, or (C) reduce the rate of return on the Bank’s capital as a consequence of the Bank’s obligations with respect to the Credit Facilities, then the Borrower agrees to pay the Bank such additional amounts as will compensate the Bank therefor, within five (5) days after the Bank’s written demand for such payment. The Bank’s demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error. Nothing herein shall be deemed to preclude the Borrower from contesting such amounts on the basis of manifest error. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Legal Requirement, regardless of the date enacted, adopted, issued or implemented.

1.3 Section 8.18 is added to the Credit Agreement, immediately following Section 8.17, as follows:

8.18	Anti-Corruption Laws and Sanctions.

Definitions. As used in this section, the following terms have the following respective meanings:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

[Fourth Amendment to Credit Agreement – Neogen Corporation]

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

Representations. To induce the Bank to enter into the Fourth Amendment to this agreement and to extend credit or other financial accommodations under the Credit Facilities, the Borrower represents and warrants as of the date of the Fourth Amendment to this agreement and as of the date of each request for credit under the Credit Facilities that each of the following statements is and shall remain true and correct throughout the term of this agreement and until all Credit Facilities and all Liabilities under the Notes and other Related Documents are paid in full: The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

Covenants. To induce the Bank to enter into the Fourth Amendment to this agreement and to extend credit or other financial accommodations under the Credit Facilities, the Borrower agrees that (a) it will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (b) it will not request any extension of credit under the Credit Facilities, including without limitation any Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any extension of credit under the Credit Facilities, including without limitation any Letter of Credit, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or

[Fourth Amendment to Credit Agreement – Neogen Corporation]

anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE 2. CONDITIONS PRECEDENT

As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Bank shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Bank:

2.1 This Amendment duly executed on behalf of the Borrower and the Bank.

2.2 A replacement Line of Credit Note in the principal amount of $12,000,000 evidencing Facility A (the “Replacement Note”), duly executed on behalf of the Borrower.

2.3 A certificate of the Chief Financial Officer of the Borrower to the effect that there are no new or additional material commitments or contingent liabilities or other obligations of the Borrower since May 31, 2013 and no material adverse developments in any commitments or contingent liabilities or other obligations of the Borrower previously identified in the Borrower’s annual financial statement as of, and for the fiscal year ended, May 31, 2013.

2.4 An updated opinion letter of counsel for the Borrower, substantially in the form of the opinion letter of counsel for the Borrower delivered to the Bank in connection with the Credit Agreement, covering this Amendment, the Replacement Note, the transactions contemplated by this Amendment and the other matters covered in such prior opinion letter.

2.5 Such other documents, and completion of such other matters, as the Bank may reasonably deem necessary or appropriate to carry out the intent of, and/or implement, this Amendment.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants that:

3.1 The execution, delivery and performance by the Borrower of this Amendment and the Replacement Note are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any applicable law, rule or regulation, or any applicable judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower’s charter or by-laws, or of any contract or undertaking to which the Borrower is a party or by which the Borrower or its property is or may be bound or affected.

3.2 This Amendment is, and the Replacement Note when delivered hereunder will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

[Fourth Amendment to Credit Agreement – Neogen Corporation]

3.3 No consent, approval or authorization of or declaration, registration or filing with any governmental or nongovernmental person or entity, including without limitation any creditor, stockholder or lessor of the Borrower, remains required on the part of the Borrower in connection with the execution, delivery and performance of this Amendment or the Replacement Note or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment or the Replacement Note.

3.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Section 6 of the Credit Agreement and in the other Related Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof. No default has occurred and is continuing under the Credit Agreement, the Notes or any of the other Related Documents.

ARTICLE 4. MISCELLANEOUS

4.1 If the Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an event of default under the Credit Agreement and the Note.

4.2 All references to the Credit Agreement in the Note, any other Related Documents or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

4.3 Except as amended hereby, the Credit Agreement and the other Related Documents shall in all respects continue in full force and effect.

4.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

4.6 The Borrower agrees to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Bank, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

4.7 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

4.8 Each party hereto, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily, and intentionally waives any right any of them may have to a trial by jury in any litigation based upon or arising out of this Amendment, or any agreement referenced herein or other related instrument or agreement, or any of the transactions contemplated by this Amendment, or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by both of them.

[Fourth Amendment to Credit Agreement – Neogen Corporation]

4.9 The Borrower agrees to execute any and all documents reasonably deemed necessary or appropriate by the Bank to carry out the intent of, and/or to implement, this Amendment.

4.10 This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof. This Amendment is binding on the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any of the provisions of this Amendment are in conflict with any applicable statute or rule or law or otherwise unenforceable, such offending provisions shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment.

4.11 No course of dealing on the part of the Bank, nor any delay or failure on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Bank’s rights and remedies hereunder or under any Related Document or any other agreement or instrument of the Borrower with or in favor of the Bank; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Bank under this Amendment or under any Related Document or any other agreement or instrument of the Borrower with or in favor of the Bank is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Amendment or under any Related Document or any other agreement or instrument of the Borrower with or in favor of the Bank or by applicable law to the Bank may be exercised from time to time and as often as may be deemed expedient by the Bank.

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[Fourth Amendment to Credit Agreement – Neogen Corporation]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

NEOGEN CORPORATION

By:	/s/ Steven J. Quinlan
Steven J. Quinlan
Its:	Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.

By:	/s/ James Keyes
James Keyes
Its:	Vice President

[Fourth Amendment to Credit Agreement – Neogen Corporation]